UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☐	Soliciting Material Pursuant to §240.14a-12

IOWA RENEWABLE ENERGY, LLC

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NOTICE OF ANNUAL MEETING OF MEMBERS TO BE HELD ON SATURDAY MARCH 27, 2010
To our members:
The 2010 annual meeting of members (the “2010 Annual Meeting”) of Iowa Renewable Energy, LLC (the “Company” or “IRE”) will be held on Saturday, March 27, 2010 at the Knights of Columbus Hall, 606 W. 3rd Street, Washington, Iowa. Registration for the meeting will begin at 12:30 p.m. The 2010 Annual meeting will commence at approximately 1:30 p.m. The purposes of the meeting are to: (1) Remove three (3) Directors from our Board of Directors; (2) Amend and restate our Amended and Restated Operating Agreement to allow the Board of Directors to replace removed Directors for the duration of their term; (3) Elect three (3) Group III Directors to our Board of Directors; and (4) Transact such other business as may properly come before the 2010 Annual Meeting or any adjournments thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. We encourage you to access and review all of the important information in the proxy materials before voting. If you have questions regarding the information in the proxy statement or completion of the enclosed proxy card, or if you need directions to attend the meeting and vote in person, please call Michael Bohannan at (319) 461-3327 or Bill Pim at (319) 461-4007 or email ire@iowatelecom.net.
Only members listed on the Company’s records at the close of business on January 31, 2010 are entitled to notice of the Annual Meeting and to vote at the 2010 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m., on March 26, 2010.
All members are cordially invited to attend the 2010 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to the Company at (319) 653-3330 or mail it to us using the enclosed envelope.
By order of the Board of Directors,
Michael Bohannan
Chairman of the Board
Washington, Iowa
February 9, 2010

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Iowa Renewable Energy, LLC
1701 East 7th Street
P.O. Box 2
Washington, Iowa 52353

Proxy Statement
Annual Meeting of Members
Saturday March 27, 2010
1:30 p.m.

The proxy is solicited by the Board of Directors of Iowa Renewable Energy, LLC (the “Company,” “Iowa Renewable Energy” or “IRE”) for use at the 2010 annual meeting of members of the Company to be held on Saturday, March 27, 2010 (the “2010 Annual Meeting”), and at any adjournment thereof. The 2010 Annual Meeting will be held at the Knights of Columbus Hall, 606 W. 3rd Street, Washington, Iowa. Registration for the meeting will begin at 12:30 p.m. The Annual Meeting will commence at approximately 1:30 p.m. This solicitation is being made by mail, however, the Company may also use its officers, Directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement, annual report and proxy card is scheduled to begin on or about February 9, 2010.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	Why did I receive this proxy statement?

A:
The Board of Directors is soliciting your proxy vote at the 2010 Annual Meeting because you were a member of the Company at the close of business on January 31, 2010, the record date, and are entitled to vote at the meeting.

Q:	When and where is the 2010 Annual Meeting?

A:
The 2010 Annual Meeting will be held at the Knights of Columbus Hall, 606 W. 3rd Street, Washington, Iowa. Registration for the meeting will begin at 12:30 p.m. The Annual Meeting will commence at approximately 1:30 p.m. on Saturday, March 27, 2010.

Q:	What am I voting on?

A:	You are voting on three proposals:
Proposal 1: Removal of three (3) Directors: Warren Bush, Denny Mauser and William Horan. The majority of the Board of Directors has recommended that the members vote on the removal of these Directors based on their failure to disclose payments received from Renewable Energy Group, Inc. and its predecessor company, REG, LLC as described in more detail below.
Proposal 2: Amendment of Section 5.3(b) of the Amended and Restated Operating Agreement (the “Operating Agreement”) to allow the Board of Directors to fill vacancies on the Board of Directors for the remainder of a Director’s term when a Director is removed by a vote of the members.
Proposal 3: Election of three (3) Group III Directors. The nominees recommended by the Board of Directors are Michael Bohannan, Mark Cobb and J. William Pim. We did not receive any member-recommended nominations and the deadline for a member nomination passed on January 27, 2010.

Q:	How many votes do I have?

A:
On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on January 31, 2010.

Q:	Do I have dissenters’ rights?

A:
Pursuant to section 6.15 of our Operating Agreement, members do not have any dissenters’ rights. Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to certain types of organizational documents of a company. Pursuant to our Operating Agreement, these rights are not available to you.

Q:	What are the voting requirement for the proposals?

A:
Proposal 1: Our Operating Agreement does not address the removal of Directors, thus this vote is governed by Iowa Code Section 490A.705, which requires a majority vote approval by our members to remove a Director.

Proposal 2: Our Operating Agreement requires approval by the majority of our units represented at a meeting where a quorum is present in order to amend our Operating Agreement.
Proposal 3: In the election of Directors, the three persons in Group III receiving the greatest number of votes will be elected.
Q:	How many membership units are issued and outstanding?

A:	At the close of business on January 31, 2010, there were 26,331 outstanding membership units, meaning that there can be a total of 26,331 votes on any matter.

Q:	What is the effect of an abstention?

A:	Abstentions will be counted when determining whether a quorum is present. Abstentions will be handled differently on each proposal, as follows:
Proposal 1: Abstentions for the Director removals will have the same effect as a vote AGAINST removing a Director, because a Director removal must be approved by the majority of our outstanding units.
Proposal 2: Abstentions for the amendment to the Operating Agreement will have the same effect as a vote AGAINST the amendment, because an Operating Agreement must be approved by the majority of our units represented at a meeting where a quorum is present.
Proposal 3: Abstentions for Director elections will not be counted either for or against any nominee because Directors are elected by plurality vote, meaning that the person receiving the most votes will be elected.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2010 Annual Meeting either in person or by proxy. You may vote using either of the following methods:
•
Proxy Card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2010 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2010 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card. After you have marked your choices, please sign and date the proxy card and return it by mail in the enclosed envelope or by fax to the Company at (319) 653-3330. In order for your vote to count, the Company must receive it by 5:00 p.m. on March 26, 2010.

•	In person at the 2010 Annual Meeting. All members of record as of January 31, 2010 may vote in person at the 2010 Annual Meeting.
Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:
•	Voting in person at the 2010 Annual Meeting;
•
Giving personal or written notice of the revocation, which is received by Michael Bohannan, Chairman of the Company’s Board of Directors, at the Company’s offices at 1701 East 7th Street, P.O. Box 2, Washington, Iowa 52353 by 5:00 p.m. on March 26, 2010; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Richard Gallagher, at the commencement of the 2010 Annual Meeting.
Q:	What happens if I mark too few boxes on the proxy card?

A:
Proposal 1: If you do not mark any choice for the removal of Directors on the proxy card, then your votes will be deemed a vote FOR the removal of those Directors. If you mark contradicting choices on the votes for the removal of Directors (such as voting both “for” and “against” removal of a Director), then your vote will be deemed a vote AGAINST the remove of the Director. If you vote on only one (1) or two (2) Directors that the Board of Directors have recommended for removal, the proxies will vote your units ONLY for the persons you voted on.

Proposal 2: If you do not mark any choice for the Operating Agreement, then your votes will be deemed a vote FOR the Operating Agreement amendment. If you mark contradicting choices on Proposal 2 (such as voting both “for” and “against” the Operating Agreement amendment), then your vote will be deemed a vote AGAINST the Operating Agreement Amendment.
Proposal 3: If you do not mark any choices for the election of Group III Directors on the proxy card, then your votes will be deemed a vote FOR those nominees recommended for election by the Board of Directors. If you mark contradicting choices on the votes for the election of Directors (such as voting both “for” and “against” election of a Director), then your vote will be deemed a vote AGAINST the removal of the Director. If you mark only one (1) or two (2) choices for Group III Directors, the proxies will vote your units ONLY for the persons you mark as your choices.
Regardless of whether you mark too few boxes on your proxy card, if you submit a proxy card, your units will be included in the determination of whether a quorum is present at the 2010 Annual Meeting, even if you abstain from voting. If you do not submit a proxy card or attend the 2010 Annual Meeting, your units will not be counted as present at the 2010 Annual Meeting for purposes of determining whether a quorum is present.

Q:	Who can attend the 2010 Annual Meeting?

A:	All members as of the close of business on January 31, 2010 may attend the 2010 Annual Meeting.

Q:	What is the Record date for the 2010 Annual Meeting?

A:	January 31, 2010.

Q:	Who will count the votes?

A:
All votes will be tabulated by the inspector of election appointed for the 2010 Annual Meeting, which will be a representative from Latta Harris Hannon & Penningroth L.L.P. The inspector of election will separately tabulate affirmative and negative votes and abstentions.

Q:	What constitutes a quorum?

A:
The presence in person or by proxy of persons holding 25% of the issued and outstanding units is required to constitute a quorum. Because on January 31, 2010 the Company had 26,331 issued and outstanding membership units, the presence of 6,583 membership units will constitute a quorum. If you submit a proxy or attend the meeting in person, then you will be considered part of the quorum.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of printing and mailing the proxy solicitation materials and supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees. In addition, the cost will include the reasonable expenses for completing the mailing of such material to such beneficial owners.

Q:	How do I nominate a candidate for election as a Director at next year’s Annual Meeting?

A:
The Group I Directors will stand for election at the 2011 Annual Meeting. Nominations for Director seats are made by the Board of Directors. In addition, a member may nominate a candidate for Director by following the procedures explained in this proxy statement on page 16 and Section 5.3 of the Operating Agreement. In accordance with our Operating Agreement, a member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Iowa Renewable Energy at least 60 days, but no more than 90 days, prior to the annual meeting, which would be approximately December 27, 2010 to January 27, 2011.

Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is placed in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals for the 2011 Annual Member Meeting are explained in the proxy statement on page 16. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

PROPOSALS TO BE VOTED UPON
PROPOSAL 1 — APPROVAL OF
REMOVAL OF DIRECTORS BUSH, HORAN AND MAUSER
On December 22, 2009, our nine-member Board of Directors considered and approved a proposal seeking member approval to remove Warren Bush, William Horan and Denny Mauser as Directors of the Company. The Company’s Operating Agreement does not specify a procedure to remove a Director. Instead, Section 490A.705 of the Iowa Limited Liability Company Act governs. It requires that any Director may be removed with or without cause by approval of a majority vote of our members. In seeking removal of these Directors, a majority of the Company’s Board of Directors, consisting of all Directors other than Directors Bush, Horan and Mauser (the “Majority of the Board”), concluded that:
•
The failure by Directors Bush, Horan and Mauser to disclose to the Company for more than 3 years the 2005 agreement between our main vendor, Renewable Energy Group, Inc. and its predecessor company, REG, LLC (“REG”), and The Biodiesel Group, LLC (“TBG”) (“REG Payment Agreement”), for services related to development of our Company and other biodiesel projects was not in the best interests of the Company and its members. TBG is an entity currently owned by Directors Bush, Horan and Mauser. Two of our former Directors, Tom Schroeder and Mark Muench, were also owners of TBG through 2007.

•
The failure by Directors Bush, Horan and Mauser to disclose to the Company for more than 3 years payments totaling $450,000 paid by REG to TBG under the REG Payment Agreement was not in the best interests of the Company and its members.

•
Participation in votes as a Director of our Company by Directors Bush, Horan and Mauser related to material agreements we entered into with REG resulted in an undisclosed conflict of interest which violated our Operating Agreement.

•
Because the REG Payment Agreement was not disclosed to the Board of Directors of the Company at the time of the annual meetings at which Directors Bush, Horan and Mauser were nominated for re-election, neither the Board of Directors, nor the members of the Company, had the opportunity to consider at that time whether the conflict of interest arising as a result of the REG Payment Agreement and payments thereunder should disqualify Directors Bush, Horan and Mauser from standing for re-election.

•
The November 2009 lawsuit filed by Directors Bush, Horan and Mauser described below seeking to enjoin transactions approved by the Majority of the Board and determined to be in the best interests of the Company and its members are further actions by Directors Bush, Horan and Mauser that are not in the best interests of the Company and its members.

Accordingly, we are asking the Company’s members to approve the removal of Directors Bush, Horan and Mauser as Directors of the Company, effective immediately.
Background. An October 27, 2005 letter agreement from Wayne Seaman, as consultant for TBG, to Jeff Stroberg of West Central Cooperative, confirmed that REG agreed to make payments to TBG, a company owned at that time by Directors Bush, Horan, Mauser, Schroeder and Muench, for development services and expenses incurred in connection with the development of our plant and other biodiesel projects. This agreement is referred to as the “REG Payment Agreement” and is set forth in Appendix 1 to this Proxy Statement.

As noted, TBG is an entity currently owned by Directors Bush, Horan and Mauser. Tom Schroeder and Mark Muench were also owners of TBG through 2007. Each of the prior or current owners of TBG has served or currently serves as a member of our Board or Directors. In addition to its principals serving on our Board of Directors, on August 13, 2005 we contracted with TBG for consulting services, including assistance with negotiation of various contracts, assistance in the planning of our equity marketing effort and assistance in securing debt financing services (the “IRE-TBG Consulting Agreement”). As compensation for these consulting services, we transferred 100 of our membership units to each of the five owners of TBG and paid TBG $75,000.
On May 2, 2006, REG and the Company entered into a Design-Build Agreement for the construction of our biodiesel plant under which we paid REG approximately $40,664,000. Directors Bush, Horan, Mauser, and prior Directors Schroeder and Muench did not disclose the existence of the REG Payment Agreement prior to approval of the Design-Build Agreement.
On August 25, 2006, REG and the Company entered into a Management and Operational Services Agreement (the “MOSA”) under which REG provides sales and marketing services, including marketing all of our biodiesel and glycerin. As of December 31, 2009, we have made payments to REG under this agreement of approximately $1,880,090. Directors Bush, Horan, Mauser, and then-Directors Schroeder and Muench did not disclose the existence of the REG Payment Agreement prior to approval of the MOSA.
The Majority of the Board was not provided with information regarding the REG Payment Agreement until the summer of 2009, when they obtained the above-referenced letter from Wayne Seaman, the consultant retained by TBG. The Majority of the Board then confronted Directors Bush, Horan and Mauser with the REG Payment Agreement. On or about July 28, 2009, Michael Bohannan, as Chairman of the Board of Directors received a letter from Warren Bush acknowledging the existence of the REG Payment Agreement and that TBG received a total of $450,000 from REG under the REG Payment Agreement. The $450,000 was paid by REG to TBG in several payments made between December 6, 2005 and October 12, 2007. It is our understanding that the October 12, 2007 payment was the last payment.
Reasons for Removal of Directors Bush, Horan and Mauser
The Majority of the Board believes that Directors Bush, Horan and Mauser have taken actions that are inconsistent with their duty to act in the best interests of the Company and all of its members. The Majority of the Board has concluded that it is in the best interests of the Company and its members to remove them as Directors of the Company.
The payments of $450,000 under the REG Payment Agreement may have given Directors Bush, Horan, Mauser and then Directors Schroeder and Muench an interest in transactions between REG and the Company. Failure to disclose this conflict of interest to the Board of Directors prior to voting on transactions between the Company and REG violated Section 5.11 of our Operating Agreement. This provision requires Directors to disclose any potential direct or indirect financial interest in the outcome of a vote prior to voting on such transaction. As noted above, Directors Bush, Horan, Mauser and then-Directors Schroeder and Muench did not disclose the REG Payment Agreement at the time the Company entered into the:
•	Design-Build Agreement ; and

•	MOSA.
Also, had the REG Payment Agreement been disclosed at the time it was made, its existence may have been disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) prior to the Company’s disclosure of the REG Payment Agreement in its quarterly report filed on Form 10-Q with the SEC on August 19, 2009.
For these reasons, the Majority of the Board has determined that Directors Bush, Horan and Mauser did not act in the best interests of the Company and its members when they failed to disclose that they had entered into an agreement with REG. The Majority of the Board asked Directors Bush, Horan and Mauser to resign from their positions as Directors of the Company, but they have refused to resign.

The Majority of the Board then determined it was in the best interests of the Company to remove Directors Bush, Horan and Mauser from any committees of the Board of Directors on which they participated in and to create an Executive Committee to handle the day-to-day duties of the Board of Directors. The Majority of the Board also determined it was in the best interests of the Company to change its compensation policy to only compensate members of the Board of Directors that serve on committees and to remove Directors Bush, Horan and Mauser from all committee service. The Majority of the Board determined these actions were necessary to allow the Company to continue to transact business appropriately until a member meeting could be held to vote on removal of the Directors.
In response to these actions by the Majority of the Board, on November 4, 2009 Directors Bush, Horan and Mauser filed suit in the Iowa District Court for Washington County (the “Court”) against the Majority of the Board. Their lawsuit requested temporary and permanent injunctions against the Majority of the Board, in an effort to reverse the above-discussed actions taken by the Majority of the Board. Directors Bush, Horan and Mauser claim that the Majority of the Board exceeded its authority in taking these actions. The Majority of the Board, as Defendants, filed a Motion for Summary Judgment on November 16, 2009. On December 18, 2009, the Court heard arguments on the Motion. The Court has not yet rendered or issued its ruling on the Motion for Summary Judgment as of the date this Proxy Statement.
The Company is not a party to the lawsuit filed by Directors Bush, Horan and Mauser. However, under Section 5.20 of the Operating Agreement, the Company is required to indemnify and pay all judgments and claims against each Director or officer of our Company relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or officer in connection with our business. This indemnification includes reasonable attorney’s fees incurred by such Director or officer in connection with the defense of any action based on any such act or omission. These attorney’s fees may be paid as incurred, including those fees relating to all such liabilities under federal and state securities laws as permitted by law.
As a result, the Company is required to indemnify the Majority of the Board for costs incurred in defending this litigation. We have been notified by our insurance company that this litigation is not covered by our Director and officer insurance. The Majority of the Board has determined that the lawsuit of Directors Bush, Horan and Mauser seeking to enjoin actions approved by the Majority of the Board as provided for under our Operating Agreement is not in the best interests of the Company and is wasteful of Company resources.
As a result of the concerns relating to the actions taken by Directors Bush, Horan and Mauser, the Board of Directors met on December 22, 2009 to continue to review issues relating to these Directors’ actions and conduct, as well as all other matters relevant to the quality of their Director service, and to make a proposal to seek member approval of their removal.
Based on the review of the above facts and circumstances, among others, the Majority of the Board has concluded that:
•	the failure of Directors Bush, Horan and Mauser to disclose the REG Payment Agreement,

•	the failure of Directors Bush, Horan and Mauser to disclose the payments of $450,000 by REG to TBG made under the REG Payment Agreement, and

•	the continuation of the lawsuit for injunctions,
were not in the best interests of the Company, were not undertaken in good faith, were borne out of a conflict of interest and deprived the Board of Directors and the Company’s members of the information necessary to judge the qualifications of Directors Bush, Horan and Mauser as nominees for re-election to the Company’s Board of Directors.
Accordingly, we are asking the Company’s members to approve the removal of Directors Bush, Horan and Mauser as Directors, effective immediately.

Impact of Approval of Removal of Directors Bush, Horan and Mauser
If Directors Bush, Horan and Mauser are removed as Directors of the Company, there will be three vacancies on the Company’s Board of Directors. Under our Operating Agreement a member vote is required to fill the vacancies that result from Director removal. However, if Proposal 2, as described below, is approved our Operating Agreement will be amended to allow our Board of Directors to fill vacancies that result from Director removal for the remainder of the term of the removed Director. Such Director appointment or appointments will be subject to the affirmative vote of majority of our units represented at the next annual meeting of the members where a quorum is present. If Proposal 2 is not approved, then we will have to call a special meeting of the members to fill any vacancies that result from approval of the removal of Directors Bush, Horan and Mauser.
We believe that the Board of Directors of the Company should be comprised of highly qualified individuals who can assist and guide the Company through its current challenges and opportunities in the industry and the economy. Accordingly, our Nominating Committee, which is charged with identifying qualified individuals to serve on the Board of Directors, intends to undertake a rigorous search for a replacement Director(s) if removal of Directors Bush, Horan and Mauser is approved by the members and Proposal 2 is approved. If, however, Directors Bush, Horan and Mauser are all removed from the Board of Directors, we will only have 6 remaining Directors. Our Operating Agreement calls for a minimum of 7 Directors. If we have three vacancies and if Proposal 2 is approved, we will seek to fill at least one of these vacancies as soon as reasonably possible.
Voting Required for Approval of the Proposal and Board Recommendation
The Company’s Operating Agreement does not provide a procedure to remove a Director. Section 490A.705 of the Iowa Limited Liability Company Act governs. It requires that any Director may be removed with or without cause by approval of a majority vote of our members. Accordingly, in order to adopt Proposal 1 and remove Warren Bush, William Horan and Denny Mauser as Directors, we must receive approval from a majority of our outstanding units in regard to each Director’s removal.
The Board of Directors recommends a vote FOR the removal of Directors Warren Bush, William Horan and Denny Mauser.
PROPOSAL 2
Operating Agreement Amendment
As described above in Proposal 1, the majority of the Board of Directors has proposed that the members approve removal of three of its Directors. Section 5.3(b) of the Operating Agreement does not currently allow the Board of Directors to fill a vacancy on the Board of Directors that results from the removal of a Director. Thus, under this current provision, if three Directors are removed under Proposal 1, IRE will have to call a special meeting of the members following the member approval of removal the Directors, in order to replace at least one of the Directors. This is because in this event IRE will only have 6 remaining Directors and the Operating Agreement calls for a minimum of 7 Directors. The Board of Directors has determined it is in the best interests of the Company to amend its Operating Agreement to allow the Board of Directors to replace vacancies that result in Director removal, so as to save the Company the time and expense necessary to call an additional member meeting to approve such replacements.
Accordingly, it is proposed that the Company amend the Operating Agreement to delete the last sentence of Section 5.3(b), which currently reads:
Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.
And replace it with the following:
Whenever a vacancy or vacancies occurs on the Board of Directors resulting in the total number of Directors dropping below the minimum required in Section 5.2 hereof, a majority of the remaining Directors shall appoint a new Director or Directors to fill the vacancy or vacancies for the remainder of such term, subject to approval of such appointment or appointments by the affirmative vote of a Majority of the Membership Voting Interest represented at the next Annual Meeting of the Members (in person, by proxy or by mail ballot).

Required Vote and Board Recommendation
If a quorum is present, the affirmative vote of a majority of the units represented at the 2010 Annual Meeting (in person or by proxy) and entitled to vote on the matter shall constitute the act of the Members.
THE MAJORITY OF THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE OPERATING AGREEMENT AMENDMENT.
PROPOSAL 3
Election of Directors
The Company currently has nine (9) Directors. Group II Directors were elected at the 2009 Annual Meeting of the Members on May 9, 2009. Pursuant to the Operating Agreement, the Board of Directors divided the board seats into three (3) classes, Group I, Group II, and Group III which serve staggered terms. Since the 2008 Annual Meeting of the Members, the members vote for one group of Directors, and each group of Directors will serve three-year terms. The terms of the Group III Directors will expire at the March 27, 2010 member meeting. The Board of Directors has nominated the following persons for election as Group III Directors at the March 27, 2010 election: Michael Bohannan, Mark Cobb and J. William Pim. We have not received any member nominations and the date for members to make a nomination passed on January 27, 2010.
All of the nominees are incumbent Directors. All nominees have indicated their willingness to serve as Directors if elected. The three (3) nominees receiving the highest vote totals will be elected as the Group III Directors of the Company at the 2010 Annual Meeting on March 27, 2010, provided a quorum is present. Upon the election of the three (3) Group III Directors, the Company would continue to have nine (9) Directors serving on its Board of Directors. This result, however, is contingent upon the results from Proposal 1 and Proposal 2, as discussed above.
Required Vote and Board Recommendation
Pursuant to the Operating Agreement, the three persons in Group III receiving the greatest number of votes will be elected.
THE MAJORITY OF THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF MICHAEL BOHANNAN, MARK COBB AND J. WILLIAM PIM.
Information about Nominees
The following table contains certain information with respect to persons nominated for election at the 2010 Annual Meeting of members:

		Year First Became A
Name and Principal Occupation	Age	Director	Term Expires
Michael Bohannan, Operations Manager	49	2005	2010
Mark Cobb, President of Cobb Oil	50	2005	2010
J. William Pim, Certified Public Accountant	55	2005	2010

Biographical Information About Nominees
Michael J. Bohannan, Chairman and President — Age 49 Mr. Bohannan currently serves on the Board of Directors of Iowa Renewable Energy. Since 2001, Mr. Bohannan has been employed as the operations manager for Kinder Morgan. As the operations manager, he is responsible for overseeing the operation of approximately 300 miles of natural gas pipeline, five compressor stations and two natural gas storage fields. Prior to that, he was service engineer for Kinder Morgan for four years, where he was responsible for technical support of the pipeline, compressor station and natural gas storage operations in Iowa and Illinois. Mr. Bohannan has served as a Director, President of the Company and the Chairman of the Board since the Company’s inception.
Mark A. Cobb, Vice President — Age 50 Mr. Cobb currently serves on the Board of Directors of Iowa Renewable Energy. Since 1980, Mr. Cobb has served as the President of Cobb Oil Co., Inc., a petroleum jobber located in Brighton, Iowa that has annual revenues of approximately $50 million. Mr. Cobb has served as a Director and the Vice-Chairman since the Company’s inception.
J. William Pim, Director — Age 55 Mr. Pim currently serves on the Board of Directors of Iowa Renewable Energy. Mr. Pim is a CPA with 25 years of public and private accounting experience. Seventeen years of his experience has been as a controller-chief financial officer for manufacturing companies. Mr. Pim’s experience includes seven years of preparation and filing of SEC reports and related information. Since September 2007, he has been the Director of Finance and Budgets for the Iowa Foundation for Medical Care. From October 2004 through August 2007, Mr. Pim was employed as an accountant with Heartland Express, Inc. From October 2002 to April 2004, he was employed with Plastag Holdings, LLC where his duties included preparation of monthly and annual financial statements, cash management and general accounting management. Mr. Pim has served as a Director since the Company’s inception. Mr. Pim has previously served as Treasurer and Chief Financial Officer of the Company.
Biographical Information About Non-Nominee Directors, Officers and Significant Employees
We currently have six (6) Non-Nominee Directors, because their terms do not expire at the 2010 Annual Meeting.
William J. Horan, Director — Age 62 Mr. Horan currently serves on the Board of Directors of Iowa Renewable Energy. Mr. Horan has been a farmer for 36 years. He is a partner in Horan Brothers Agricultural Enterprises in Rockwell City, Iowa. Mr. Horan is past president of the Iowa Corn Growers Association and sits on the Board of Directors of Natural Resource Solutions, LLC; Truth about Trade; ISU Research Park Board of Directors; the USDA DOE Technical Advisory Committee; The Biodiesel Group, LLC; and the following public reporting companies: Western Iowa Energy, LLC and Central Iowa Energy, LLC. Mr. Horan is one of the Directors that the members are being asked to remove pursuant to Proposal 1. Mr. Horan has served as a Director since the Company’s inception.
John Heisdorffer, Director — Age 57 Mr. Heisdorffer currently serves on the Board of Directors of Iowa Renewable Energy. Since 1971, Mr. Heisdorffer has owned and operated a 1,300 acre farming operation near Keota, Iowa. Mr. Heisdorffer previously served on the National Biodiesel Board from 1996-2004 as secretary, treasurer and technical chairman. He served on the Iowa Soybean Promotion Board for nine years and currently is president elect of the Iowa Soybean Association. Mr. Heisdorffer has served as a Director since the Company’s inception.
Edwin J. Hershberger, Director — Age 69 Mr. Hershberger currently serves on the Board of Directors of Iowa Renewable Energy. Since 1972, Mr. Hershberger has served as President of English River Pellets, Inc., a feed manufacturing and grain elevator with three locations and annual sales of $20 million. He also has served as the President of R & H Enterprises, Inc. and Ridgecrest Turkey Farm, Inc. since 1991. He also has served as a member of the Board of Directors for Iowa Turkey Growers cooperative since 1998. Mr. Hershberger has served as a Director since the Company’s inception.
Warren L. Bush, Director — Age 61 Mr. Bush currently serves on the Board of Directors of Iowa Renewable Energy. Mr. Bush is a licensed attorney in both Iowa and Arizona. Mr. Bush has served as a Judicial Magistrate for the State of Iowa since July of 1987. He is also a self-employed attorney and practices out of offices in Wall Lake and Dunlap. Mr. Bush currently serves on a variety of boards, including The Biodiesel Group, LLC; and the following public reporting companies: Western Iowa Energy, LLC; Western Dubuque Biodiesel, LLC and Central Iowa Energy, LLC. He is a principal in Bush Boys’ Enterprises, LLC, Bush Boys, Inc. and Front Row Racing Stable, Ltd. Mr. Bush is one of the Directors the members are being asked to remove under Proposal 1. Mr. Bush has served as a Director since the Company’s inception.

Richard Gallagher, Secretary — Age 65 Mr. Gallagher currently serves on the Board of Directors of Iowa Renewable Energy and is the Company’s Secretary. Mr. Gallagher owns and operates a 950 acre grain farm near Washington, Iowa. He has operated this farm since 1974. Mr. Gallagher currently serves on the boards of the Iowa Corn Promotion Board and the Iowa Renewable Fuels Association. Mr. Gallagher has served as a Director and the Secretary since the Company’s inception.
Denny Mauser, Director — Age 61 Mr. Mauser currently serves on the Board of Directors of Iowa Renewable Energy. Mr. Mauser has farmed for more than thirty-eight years in Buena Vista County and Sac County, Iowa. His 900 acre operation includes corn, soybeans and popcorn; he also manages a cow-calf herd. He formerly served as President of the Iowa Farm Bureau Young Members and on the Schaller Community School Board. He currently serves as President of Sac County Rural Electric Cooperative and is a member of the Board of Directors of The Biodiesel Group, LLC; and the following public reporting companies: Western Iowa Energy, LLC; Western Dubuque Biodiesel, LLC; and Central Iowa Energy, LLC. Mr. Mauser is one of the Directors the members are being asked to remove pursuant to Proposal 1. Mr. Mauser has served as a Director since the Company’s inception.
Todd Willson, Chief Financial Officer
Mr. Willson has served as the Chief Financial Officer for Iowa Renewable Energy since September of 2008. Prior to that he was the Area Controller for Loomis Armored from February 2008 through June of 2008. From March 2006 until January 2008 he was the Plant Controller/Manager for Reddy Ice Corporation. Prior to this time Mr. Willson was a full-time student.
Alan Yoder, General Manager
Pursuant to the Management and Operational Services Agreement we entered into with REG, REG supervises and directs the general operations of the plant, including hiring and employing a full-time general manager, who is based on site at our plant and who works exclusively for us. Accordingly, the general manager is not our employee. REG hired Alan Yoder as the general manager of our plant in February 2007. Prior to his employment with REG, Mr. Yoder was Vice-President of Production for Blue Seal Feeds, Inc. in Londonderry, New Hampshire for 23 years.
Glen Hansel, Operations Manager
Pursuant to our Management and Operational Agreement with REG, REG provides us with a full-time operations manager, who is based on site at our plant and who works exclusively for us. Accordingly, the operations manager is not our employee. REG hired Glen Hansel as the operations manager of our plant in February 2007. Prior to his employment with REG, Mr. Hansel was the Operations Manager of BFC Gas & Electric in Cedar Rapids, Iowa for 10 years.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
No person or entity, including our officers and Directors, currently beneficially owns more than 5% of our membership units.

SECURITY OWNERSHIP OF MANAGEMENT
As of January 31 2010, members of our Board of Directors, executive officers and Director nominees own membership units as follows:

		Position with	Amount and Nature of
	Name and Address of	Iowa Renewable	Beneficial		Percent of
Title of Class	Beneficial Owner	Energy	Owner(1)		Class(2)
Membership Units	Michael J. Bohannan	Director, Chairman and President	200 units	(3)	0.76%
	2726 Trio Court
	Washington, IA 52353
Membership Units	Mark A. Cobb	Director & Vice-Chairman	300 units	(4)	1.14%
	208 W. Fountain
	Brighton, IA 52540
Membership Units	Richard Gallagher	Director & Secretary	200 units		0.76%
	2672 260th St.
	Washington, IA 52353
Membership Units	J. William Pim	Director	100 units	(5)	0.38%
	750 S. 14th Ave.
	Washington, IA 52353
Membership Units	Warren L. Bush	Director	290 units	(6)	1.10%
	306 West 4th Street
	Wall Lake, IA 51466
Membership Units	William J. Horan	Director	240 units	(7)	0.91%
	3220 240th St
	Rockwell City, IA 50579
Membership Units	Denny Mauser	Director	290 units	(8)	1.10%
	1940 190th St.
	Early, IA 50535
Membership Units	John Heisdorffer	Director	200 units	(9)	0.76%
	23336 320th Ave.
	Keota, IA 52248
Membership Units	Edwin J. Hershberger	Director	200 units		0.76%
	126 E. Ave., PO Box 1203
	Kalona, IA 52247
Totals:			2750 units		10.44%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.

(2)
Based on 5,360 units sold in seed capital offering, 500 units paid pursuant to an agreement with The Biodiesel Group for consulting, 19,371 in offering registered with State of Iowa and 1,100 units to Directors exercising the option.

(3)	Includes units owned by Michael Bohannan jointly with his wife, Lisa K. Bohannan.

(4)	Includes units owned by Cobb Oil Co., Inc. and Mark A. Cobb, our Director, is a principal owner of that business.

(5)	Includes units owned by J. William Pim jointly with his wife, Nancy Pim.

(6)	Includes units paid pursuant to a consulting agreement with The Biodiesel Group, of which Warren Bush is a principal owner.

(7)	Includes units paid pursuant to a consulting agreement with The Biodiesel Group, of which William Horan is a principal owner.

(8)	Includes units paid pursuant to a consulting agreement with The Biodiesel Group, of which Denny Mauser is a principal owner. Also includes units owned jointly with his wife, LaRae Mauser.

(9)	Includes units owned by JRF, LLC and John Heisdorffer, our Director, is a principal owner of that business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and Directors, all Section 16(a) filing requirements were complied with during the fiscal year ended September 30, 2009.
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
The Board of Directors generally meets once per month. However, since October 20, 2009, most of the day to day activities of the Company are being handled by the Executive Committee and we are no longer having monthly meetings of the full Board of Directors. The Board of Directors held 12 regularly scheduled and no special meetings during the fiscal year ended September 30, 2009. All of the Directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended September 30, 2009.
The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The board of Directors feels this is reasonable given the accessibility of our Directors. Members desiring to communicate with the Board of Directors may do so by contacting a Director via our website, fax, phone or in writing. The names of our Directors are listed on our website at www.iowarenewableenergy.com.
The Board of Directors does not have a policy with regard to Directors’ attendance at annual meetings. This is the fourth annual meeting of the Company and all of our Directors attended the 2009 annual meeting. Therefore, the Board of Directors feels an attendance policy is not necessary.
Director Independence
The board is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. All of our Directors, however, are independent, as defined by NASDAQ Rule 5605(a)(2), with the following exceptions:
•	Michael Bohannan, who is not considered independent under the NASDAQ definition due to his status as an executive officer of the Company;

•
Warren Bush, Bill Horan and Denny Mauser, who are not considered independent under the NASDAQ definition due to the Board of Directors’ determination that they have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Company does not have its own definition for determining the independence of its Directors.
Audit Committee
The Board of Directors created an audit committee in January 2007, which operates under a charter adopted by the Board of Directors in February 2007, amended in April 2008 and amended and restated on October 20, 2009 (the “Charter”). Under the Charter, the audit committee must have at least three members. On October 20, 2009 the Board of Directors removed Warren Bush from the audit committee and appointed J. William Pim to the audit committee. On the same date, Mark Cobb was appointed chair of the audit committee. Mark Cobb and Ed Hershberger continue to serve on the audit committee. The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of our audit committee members are independent within the definition of independence provided by NASDAQ Rules 5605(a)(2). Rule 5605(c)(2), however, imposes more stringent standards on audit committee members and provides that the audit committee must be composed of at least three members who are independent under Rule 5605(a)(2), meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, have not participated in the preparation of the Company’s financial statements at any time during the past three years, and are able to read and understand fundamental financial statements. Additionally, at least one member must have past employment experiences in finance or accounting, requisite professional certification in accounting, or comparable experience or background. Our audit committee is composed of three members, all of which are independent under Rule 5606(a)(2). J. William Pim has past employment experience in finance or accounting as required by Rule 5606(c)(2). However, J. William Pim would not be deemed independent under the more stringent standards for audit committee members, because he has assisted us with the preparation of our financial statements in the past three years. Therefore, our audit committee does not fully comply with NASDAQ Rule 5606(c)(2) applicable to audit committee members.
The Board of Directors has determined that J. William Pim is qualified to serve as our financial expert on our audit committee, however, for the reasons stated above J. William Pim is not independent under the definition of independent applicable to audit committee members under NASDAQ. The Board of Directors intends to consider such qualifications in future nominations to our Board of Directors and appointments to the audit committee. In addition, the Board of Directors has hired Sue Stetzel, a CPA with Latta Harris, as an advisor to assist the audit committee.

During the fiscal year ended September 30, 2009, the audit committee held four meetings. All of the audit committee members attended at least 75% of the audit committee meetings held during the fiscal year ending September 30, 2009.
The Charter is not available on our website, however, a current copy of our audit committee charter is included as Appendix 2 to this proxy statement for our 2010 Annual Meeting.
Audit Committee Report
The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates by reference in any such document.
The audit committee (the Committee) reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to U.S. Generally Accepted Accounting Principles. The Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2009. The committee has discussed with McGladrey & Pullen, LLP, its independent registered accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures and the letter to management from McGladrey & Pullen, LLP as required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm their independence. The Committee has considered whether the provision of services by McGladrey & Pullen, LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Annual Report on Form 10-K are compatible with maintaining McGladrey & Pullen, LLP’s independence.
Based on the reviews and discussions referred to above, the Committee determined that the audited financial statements referred to above be included in the Form 10-K accompanying this proxy statement for the fiscal year ended September 30, 2009.
Audit Committee
Mark Cobb
Ed Hershberger
J. William Pim
Independent Registered Public Accounting Firm
The audit committee selected McGladrey & Pullen, LLP as the Company’s independent registered public accountants for the fiscal year October 1, 2008 to September 30, 2009. A representative of McGladrey & Pullen, LLP is expected to be present at the 2010 Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees
The aggregate fees billed by the principal independent registered public accountants (McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc.) to the Company for the fiscal years ended September 30, 2008 and September 30, 2009 are as follows:

Category	Year	Fees
Audit Fees (1)	2009	$79,550
	2008	$76,015
Audit-Related Fees	2009	$4,700
	2008	$1,400
Tax Fees	2009	$10,016
	2009	$25,828
All Other Fees	2009	$0
	2008	$0

(1)	Audit fees include review of regulatory filings and quarterly financial statements and research and consultation related financial statements and to such filings.
Prior to engagement of our independent registered public accounting firm to perform audit services for the Company, such firm was pre-approved by the audit committee.
One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Board of Directors.
Nominating Committee
The Board of Directors has acted as the nominating committee for the Company and no separate nominating committee was formed until October 20, 2009 when the Board of Directors appointed Michael Bohannan, Mark Cobb and Richard Gallagher to serve on the nominating committee. The Board of Directors, acting as the nominating committee, did not meet during the fiscal year ended September 30, 2009. The major responsibilities of the nominating committee are to:
•	Identify individuals qualified to become members of the Board.
•	Select, or recommend to the Board, in the context of the current make-up of the Board, Director nominees to be presented for member approval at the annual meeting.
•	Select, or recommend to the Board, in the context of the current make-up of the Board, Director nominees to fill vacancies on the Board as necessary.
•
Make recommendations to the Board regarding the size and composition of the Board, establish procedures for the nomination process and develop and recommend to the Board criteria for the selection of individuals to be considered as candidates for election to the Board.

•
In identifying candidates for initial or continued membership on the Board, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a Director as a “financial expert,” as that term is defined by the rules of the Securities and Exchange Commission), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board.

•	Review the continued appropriateness of Board membership of Directors who retire or change from the positions they held when they came on the Board.
•	Review periodically and make recommendations to the Board regarding the status of emeritus Directors.
•	Nominate officers for election by the Board.
•	Oversee the evaluation of the Board and its committees, which may include developing and recommending a periodic self-evaluation process.
•	Oversee the evaluation of management.

Beginning on October 20, 2009, the nominating committee operates under the charter adopted by the Board of Directors on the same day. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of Michael Bohannan, who is an executive officer, each of our Directors are independent within the definition of independence provided by NASDAQ Rule 5605(a)(2).
Compensation Committee
The Board of Directors appointed Richard Gallagher, Denny Mauser, and Ed Hershberger to serve as members of the compensation committee of the Board of Directors. They were appointed to the committee in January 2008. On October 20, 2009, Denny Mauser was removed from the compensation committee and John Heisdorffer was appointed to the compensation committee. The compensation committee has direct responsibility with respect to the compensation of the Company’s chief executive officer and oversees the compensation of our other executive officers. The compensation committee has the overall responsibility for approving and evaluating our Director and executive compensation plans, policies and programs. The Board of Directors adopted a compensation committee charter on October 20, 2009, which sets forth these responsibilities. The compensation committee met three times during the fiscal year ending September 30, 2009. All of the compensation committee members attended at least 75% of the compensation committee meetings held during the fiscal year ending September 30, 2009.
Compensation Committee Interlocks and Insider Participation
No member of the compensation committee is employed by or serving as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our compensation committee.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement
Richard Gallagher
Ed Hershberger
John Heisdorffer
MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS
Member Proposals
In order to be considered for inclusion in our 2011 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company by November 9, 2010 (120 days prior to the 1-year anniversary of the date of the mailing of this proxy statement). The Company suggests that proposals for the 2011 annual meeting of the members be submitted by certified mail-return receipt requested.
Members who intend to present a proposal at the 2011 Annual Meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than December 25, 2010 (45 days prior to the 1-year anniversary of the date of the mailing of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2011 annual meeting by December 25, 2010, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does not receive notice of a member proposal intended to be submitted to the 2011 Annual Meeting by December 25, 2010, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.
Director Nominations
Nominations for the election of Directors at the 2011 Annual Member Meeting may be made by any member entitled to vote generally in the election of Directors. In accordance with our Operating Agreement, a member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Iowa Renewable Energy at least 60 days, but no more than 90 days, prior to the annual meeting, which would be approximately December 27, 2010 to January 27, 2011.
This notice must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of Iowa Renewable Energy entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of Iowa Renewable Energy if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the Director’s seat to be filled at the next election of Directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
During our fiscal year ended September 30, 2009, we engaged in the following related party transactions:
Cobb Oil Inc. (“Cobb Oil”) is an entity owned by Mark Cobb, who also serves as a Director on our Board. Beginning in May 2006, REG has sold biodiesel to Cobb Oil. The current agreement, through June 30, 2010, calls for Cobb Oil to purchase biodiesel from REG at a function of the current spot price, plus applicable taxes and freight. During 2009, IRE implemented a policy to have a committee of four persons approve the contracts that REG proposes to be sourced from IRE. Mark Cobb is often one of the persons to approve the contracts, however, when the Cobb Oil contract came before the committee for approval in July 2009, Mr. Cobb was not one of the four persons to approve that contract and did not participate in discussions related to the same. For the fiscal year ended September 30, 2009, Cobb Oil purchased approximately $800,0000 of biodiesel from REG. The large majority of this biodiesel was sourced from IRE. The agreement between Cobb Oil and REG may have given Mr. Cobb an interest in transactions between REG and IRE.
CW Terminal Biofuel, LLC (“CW Terminal”) is an entity in which Mark Cobb, who is also one of our Directors, is a partner. CW Terminal has constructed a heated tank inside an existing BP petroleum terminal in Ottumwa, Iowa. CW Terminal has an agreement with REG for REG to market the product from the terminal. We anticipate that IRE may supply some biodiesel to the terminal, although such transactions have not yet occurred. Thus, IRE is uncertain of the value of supplying its biodiesel to the terminal. Mark Cobb has abstained from all discussions related to IRE entering into an agreement with REG to supply biodiesel to the terminal. The agreement between CW Terminal and REG may have given Mr. Cobb an interest in transactions between REG and IRE.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In June 2007 our Directors passed a resolution to compensate Directors for the services they provide in that capacity. The compensation arrangement provided each Director will receive $500 per month. Each member of the audit committee will receive an additional $250 per month and the Chairman will receive an additional $500 a month. Each Director will receive another $250 per month if at the end of the year Iowa Renewable Energy has a 15% return on investment for that year, and an additional $250 per month if Iowa Renewable Energy meets all financial agreements with the lenders and the Director attends at least nine out of 12 board meetings. In addition, Directors will be paid mileage at the standard IRS rate and be reimbursed for expenses related to their service as Director. Directors will also be paid $200 per day for meetings attended, other than board meetings, as a Director. This plan was effective as of July 2007.
Since the end of fiscal year ended September 30, 2009, we have amended our compensation plan. On October 22, 2009 the Board of Directors approved the following compensation plan:
•	Each member of the Executive Committee will receive $500 per month.
•	Each member of the Audit Committee will receive $250 per month for such service, which shall be in addition to the monthly payment for service on the Executive Committee.
•	The Chairman of the Board of Directors and President will receive $500 per month for such service, which shall be in addition to the monthly payment for service on the Executive Committee.
•
All members of the Executive Committee, Audit Committee, Compensation Committee, Nominating Committee, Hedge Committee and Benefits Committee will be paid mileage at the then current rate issued by the Internal Revenue Service and be reimbursed for other expenses (including meals, hotel and other travel related expenses) for activities approved by such committee.

•
The provision of the 2007 Director’s Compensation Plan that each Director will receive another $250 per month if at the end of the year the Company has a 15% return on investment for that year, and an additional $250 per month if the Company meets all financial agreements with the lenders and the Director attends at least nine out of 12 board meetings is hereby rescinded, and because of the Company’s financial circumstances, no proration of such compensation through October 20, 2009 shall be paid.

•	No other compensation, benefit, meeting fee, incentive, bonus or expense reimbursement will be paid to any officer or any Director for meetings of the Board of Directors or any committees thereof.
•	Compensation to the CFO, which is not a Director and does not have a written compensation plan or employment agreement, will remain unchanged.
On December 22, 2009, the Board of Directors passed a resolution to waive the meeting attendance incentive payment that is available under the compensation plan.
Summary Compensation Table
Michael Bohannan is currently serving as our Chairman and President and is our Primary Executive Officer for purposes of Item 402 of Regulation S-K, which relates to executive compensation, under the Securities Act of 1933.
Todd Willson is currently serving as our CFO and is our Primary Financial Officer for purposes of Item 402 of Regulation S-K, which relates to executive compensation, under the Securities Act of 1933.

Below is a table summarizing the compensation that has been provided to our Chairman and President, Michael Bohannan, as of our fiscal years ended on September 30, 2009 and 2008.

			NON-
			EQUITY
		FEES EARNED	INCENTIVE
		OR PAID IN	PLAN
NAME & PRINCIPAL POSITION	YEAR	CASH	COMPENSATION	TOTAL
Michael Bohannan, Chairman and President	Fiscal Year Ending
	September 30, 2009	$12,000	$0	$12,000
	Fiscal Year Ending
	September 30, 2008	$12,000	$1,500	$13,500
Todd Willson, CFO	Fiscal Year Ending
	September 30, 2009	$74,655	$0	$74,655
	Fiscal Year Ending
	September 30, 2008	$18,750	$0	$18,750
All of Mr. Bohannan’s compensation was paid pursuant to the Company’s Director compensation plan adopted by our Board of Directors in June 2007. All of Mr. Willson’s compensation was paid pursuant to the Company’s verbal employment agreement with Mr. Willson.
Below is a table summarizing the compensation that has been paid by the Company to the Directors, other than Michael Bohannan, as of our fiscal year end on September 30, 2009.

	FEES EARNED OR
DIRECTOR	PAID IN CASH	TOTAL
Mark A. Cobb	$9,000	$9,000
Richard Gallagher	$6,000	$6,000
J. William Pim	$6,000	$6,000
Warren L. Bush	$9,000	$9,000
William J. Horan	$6,000	$6,000
Edwin J. Hershberger	$9,000	$9,000
Denny Mauser	$6,000	$6,000
John Heisdorffer	$6,000	$6,000
ANNUAL REPORT AND FINANCIAL STATEMENTS
The Company’s 2009 Annual Report to security holders, including financial statements and the notes thereto, for the fiscal year ended September 30, 2009 accompanies this Proxy Statement.
The Company 2009 Annual Report on Form 10-K is available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC’s internet site (www.sec.gov).

APPENDIX 1

[SEAMAN ENTERPRISES LETTERHEAD]
October 27, 2005
Jeff Stroberg
West Central Cooperative
406 First Street, PO Box 68
Ralston, Iowa 51459
Dear Jeff,
Based upon your telephone call on 10/27/05 we are revising our letter of understanding regarding the operating agreement between REG & The BioDiesel Group. This letter will supersede previous agreement in a letter from me dated 10/26/05.
For services provided to REG by the BioDiesel Group included but not limited to the marketing of concept, raising seed money, development of equity, board representation, plant site selection and generating public interest, REG will compensate the BioDiesel Group $150,000 per plant developed. The payments of the $150,000 will be made with the following schedule:
1.	$50,000 will be billed and paid when seed money is raised and paid to REG on each project.

2.	$50,000 will be paid when all three service agreements are signed. (Procurement, marketing, and management)

3.	$50,000 will be paid with completion of the plant construction. Completion will occur when the plant is ready to manufacture product.
This agreement will begin and cover the Newton, Iowa plant and all plants developed by the BioDiesel Group thereafter.
We will assume Lee Sargent of Todd & Sargent will agree to these terms of understanding unless he lets us know by letter on or before November 10, 2005.
If the terms do not conform to your understanding, please let us know.

Sincerely, /s/ Wayne Seaman Wayne Seaman as Consultant for BioDiesel Group

APPENDIX 2

IOWA RENEWABLE ENERGY, LLC
AUDIT COMMITTEE CHARTER
Authority
The Board of Directors (“Board”) of Iowa Renewable Energy, LLC (“Company”), by resolution dated October 20, 2009, adopted this Charter for the Audit Committee of the Board (“Committee”), thereby repealing the Company’s Amended and Restated Charter of the Audit Committee of the Board dated April 2008.
Delegation of Authority
The Committee, pursuant to Section 5.4 of the Company’s Amended and Restated Operating Agreement (“Operating Agreement”), shall have the following authority and responsibility:
•
The Committee shall have the sole authority to appoint, retain (subject, if so determined, to member ratification), compensate, evaluate and terminate the Company’s independent registered public accounting firm (“Independent Auditor”). The Committee shall pre-approve all audit engagement fees and terms and all non-audit engagements of the Independent Auditor. This duty may be delegated to one or more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed in periodic reports as required by law. The Committee shall consult with management and the Executive Committee of the Board, but shall not delegate these responsibilities.

•
The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or Independent Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet periodically with management, the internal auditor and the Independent Auditor in separate executive sessions.

•
The Committee shall have the authority to direct the Company to provide appropriate funding for the payment of compensation to the Independent Auditor or advisors to the Committee, and for ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out its duties.

•	The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees when appropriate.
•	The Committee, to the extent it deems necessary or appropriate, shall:

2

Financial Statement and Disclosure Matters
•
Review and discuss with management and the Independent Auditor the annual audited financial statements, including specific disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings, and management’s certifications as required by law, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K. The Committee shall also prepare its report to be included in the Company’s annual proxy statement and/or Form 10-K.

•
Review and discuss with management and the Independent Auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the Independent Auditor’s review of the quarterly financial statements and management’s certifications as required by law, and specific disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings.

•
Discuss with management and the Independent Auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates (including the determination of reserves for contingencies and management’s assessment of adequacy thereof), analyses of the effect of alternative assumptions, estimates or United States generally accepted accounting principles (“GAAP”) on the Company’s financial statements and use of “pro forma” or “adjusted” non-GAAP financial information therein.

•	Discuss with management and the Independent Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

•
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, insurance coverages and costs.

•	Review and discuss with management the Company’s system of disclosure controls and procedures.

3

•
Discuss with the Independent Auditor the matters required by the Public Company Accounting Oversight Board in Rule 3200T regarding “Communications with Audit Committees” and Rule 3600T regarding “Independence Discussions with Audit Committees” relating to the conduct of the audit, including:

(a)	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the Independent Auditor, the internal auditor or management.
(b)	The management letter, if any, provided by the Independent Auditor and the Company’s response to that letter.
(c)
Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management and any schedule of unadjusted differences.

•	Review with management the status of open income tax returns and any conflicting positions with taxing authorities.
Oversight of the Company’s Relationship with the Independent Auditor
•	Review the experience and qualifications of the senior members of the Independent Auditor team.
•
Obtain and review a report from the Independent Auditor at least annually regarding (a) the Independent Auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the Independent Auditor and the Company. Evaluate the qualifications, performance and independence of the Independent Auditor, including considering whether the Independent Auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the Independent Auditor’s independence, and taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the Independent Auditor.

Oversight of the Company’s Internal Audit Function
•	Review the appointment and replacement of the internal auditor.
•
Review reports to management and the Committee prepared by the internal auditor concerning internal audits, the adequacy of internal controls and management’s responses and the Company’s fraud assessment and detection program and controls.

•
Review and discuss with management, the internal auditor and the Independent Auditor the internal auditor’s objectives, responsibilities, budget and staffing, the planned scope of the internal audit and coordination of the internal audit plan with the Independent Auditor.

4

Compliance and Oversight Responsibilities
•	Obtain from the Independent Auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

•	Obtain a report from management that the Company is in conformity with applicable legal requirements and the Company’s Code of Ethics for Executive Officers and advise the Board with respect thereto.

•	Review reports and disclosures of insider and related person transactions, including executive officer expense reports.

•
Review and discuss with management and the Independent Auditor any significant transactions, contingencies, inquiries or correspondence with regulators or governmental agencies, and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s legal counsel matters that may have a material impact on the financial statements or the Company’s compliance policies.

•	Review the Company’s compliance with applicable debt covenants.

•	Review the Company’s hedging program.

•	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

•	Perform such other duties as may be assigned to the Committee from time to time by the Board.
Limitations
The Board may limit or qualify the powers of the Committee at any time.
Membership
The membership of the Committee consists of at least three directors of the Board, at least two of whom satisfy the independence and qualification requirements applicable to the Committee or determined by the Board from time to time in the exercise of business judgment and in compliance with applicable laws, regulations and listing requirements.

5

•	The Board will appoint the Committee members and a Chairman.
•	The Board will fill vacancies on the Committee.
•	A majority of the Executive Committee, a quorum being present, may remove a Committee member from the membership of the Committee at any time with or without cause.
Committee Meetings and Action
•
A majority of the Committee members will be a quorum for the transaction of business. Members of the Board who are not members of the Committee may be invited to attend any Committee meeting, in person or by means of electronic communications, at the invitation of the Chairman.

•
Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

•	The Chairman will report from time to time (but not later than the next meeting of the Company’s Executive Committee) to the Executive Committee on Committee actions.
•	The Chairman will appoint a Committee Secretary who will keep minutes of all Committee meetings, which will be distributed to all Board members.
•	The Committee will meet at such times as may be requested by its Chairman.
•	The Chairman will prepare an agenda.

6

•	The Chairman will make the final decision regarding the agenda.
•	The agenda and all materials to be reviewed at the meetings should be provided to the Committee members as far in advance of the meeting day as possible.
•
The Committee shall prepare its report and provide the discussion and analysis required by the rules of the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement and/or Form 10-K.

•	The Committee shall, on an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.
Limitation of Audit Committee’s Role
While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Independent Auditor.

7

IOWA RENEWABLE ENERGY, LLC	Member Name

2010 Annual Meeting of Members – Saturday, March 27, 2010	Please Print Clearly
For Members as of January 31, 2010	Telephone Number

Proxy Solicited on Behalf of the Board of Directors	Address:

Units Owned on January 31, 2010
PROPOSAL ONE: REMOVAL OF THREE DIRECTORS
Please vote on each of the following directors:

	For	Against	Abstain
Warren Bush – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –– – – – >>>	☐	☐	☐
William Horan – – – – – – – – – – – – – – – – – – – – –– – – – – – – – – – – – – – – – – – – – >>>	☐	☐	☐
Denny Mauser – – – – – – – – – – – – – – – – – – – – –– – – – – – – – – – – – – – – – – – – – >>>	☐	☐	☐
PROPOSAL TWO: OPERATING AGREEMENT AMENDMENT
Please check the appropriate box:

	For	Against	Abstain
Approval of Amendment of the Company’s Operating Agreement to allow the Board of Directors to fill vacancies on the Board of Directors for the remainder of a Director’s term when a Director is removed – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – >>>	☐	☐	☐
PROPOSAL THREE: ELECTION OF THREE GROUP III DIRECTORS
You may vote for three (3) nominees.

	For	Against	Abstain	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK TO VOTE YOUR SHARES
Michael Bohannan, Incumbent – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – >>>	☐	☐	☐
Mark Cobb, Incumbent – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – >>>	☐	☐	☐
J. William Pim, Incumbent – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – >>>	☐	☐	☐
By signing this proxy card, you appoint Ed Hershberger and Richard Gallagher, jointly and severally, each with full power of substitution, as proxies to represent you at the 2010 Annual Meeting of the Members to be held on Saturday, March 27, 2010 at the Knights of Columbus Hall, 606 W. 3rd Street, Washington, Iowa and at any adjournment thereof, on any matters coming before the meeting.
The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company before 5:00 p.m. on March 26, 2010. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you submit this card, but do not specify a choice on any one or more of the above proposals, the proxies will vote your units as “FOR” any proposal in which you did not specify a choice.
You may revoke your proxy by:
•	Voting in person at the 2010 Annual Meeting;

•
Giving personal or written notice of the revocation, which is received by Michael Bohannan, Chairman of the Company’s Board of Directors, at the Company’s offices at 1701 East 7th Street, P.O. Box 2, Washington, Iowa 52353 by 5:00 p.m. on March 26, 2010; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Richard Gallagher, at the commencement of the 2010 Annual Meeting.

Signature:	Signature:

Date:	Date: